UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2024

Kellanova

(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 N. Wells Street
Chicago, Illinois 60654
(Address of principal executive offices, including zip code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.25 par value per share	K	New York Stock Exchange
1.000% Senior Notes due 2024	K 24	New York Stock Exchange
1.250% Senior Notes due 2025	K 25	New York Stock Exchange
0.500% Senior Notes due 2029	K 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

☐ Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On May 6, 2024, Kellanova (the “Company”) entered into an indenture with U.S. Bank Trust Company, National Association, as trustee (the “Indenture”), which provides for the issuance of debt securities by the Company, and pursuant to which the Company will issue the Notes (as defined below). The Indenture contains covenants limiting, among other things and subject to certain exceptions, the ability of the Company and its Restricted Subsidiaries (as defined therein) to: incur debt that is secured by a Principal Property (as defined therein) or stock or debt of a Restricted Subsidiary; or enter into a sale and lease-back transaction of any Principal Property. The terms of the Indenture contain customary events of default with respect to any series of debt securities, including: default for 30 days in payment of interest; default in payment of principal (or premium, if any); failure to comply with the covenants or agreements in the Indenture; and certain events of bankruptcy, insolvency or reorganization.

The description of the Indenture in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Underwriting Agreements

On May 6, 2024, the Company priced an offering of $300,000,000 of 5.750% Senior Notes due 2054 (the “USD Notes”). In connection with such offering, the Company entered into an Underwriting Agreement, dated as of May 6, 2024 (the “USD Underwriting Agreement”), with Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein. The USD Notes were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-279131) filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 6, 2024 (the “Registration Statement”).

On May 7, 2024, the Company filed with the Commission a Prospectus Supplement, dated as of May 6, 2024 (the “USD Prospectus Supplement”), in connection with the public offering of the USD Notes.

On May 7, 2024, the Company priced an offering of €300,000,000 of 3.750% Senior Notes due 2034 (the “EUR Notes” and, together with the USD Notes, the “Notes”). In connection with such offering, the Company entered into an Underwriting Agreement, dated as of May 7, 2024 (together with the USD Underwriting Agreement, the “Underwriting Agreements”), with Barclays Bank PLC, Merrill Lynch International and Coöperatieve Rabobank U.A., as representatives of the several underwriters named therein. The EUR Notes were registered under the Securities Act pursuant to the Registration Statement.

On May 8, 2024, the Company filed with the Commission a Prospectus Supplement, dated as of May 7, 2024 (together with the USD Prospectus Supplement, the “Prospectus Supplements”) in connection with the public offering of the EUR Notes.

For a complete description of the terms and conditions of the Underwriting Agreements, please refer to the Prospectus Supplements and the copies of the Underwriting Agreements, which are filed as exhibits 1.1 and 1.2 hereto and are incorporated herein by reference.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated May 6, 2024, by and among Kellanova, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC.

Exhibit 1.2	Underwriting Agreement, dated May 7, 2024, by and among Kellanova, Barclays Bank PLC, Merrill Lynch International and Coöperatieve Rabobank U.A.

Exhibit 4.1	Indenture, dated May 6, 2024, between Kellanova and U.S. Bank Trust Company, National Association, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement, Commission on Form S-3 (File No. 333-279131).

Exhibit 104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLANOVA

Date: May 9, 2024	/s/ John Min
	Name:	John Min
	Title:	Chief Legal Officer